Exhibit 10(i)
Kevin A. Lobo
Chair and CEO
Personal and Confidential
February 4, 2026
First Name Last Name
Dear First Name,
I am pleased to inform you that you are one of a select group of individuals receiving a stock option award in 2026. We use these awards to reward performers who we believe will be key contributors to our growth well into the future. The total Award Date Value (ADV) of your award is approximately USD $xx,xxx.
We are awarding you a nonstatutory stock option for xxx shares of Stryker Corporation Common Stock at a price of USD $xxx.xx per share. Except as otherwise provided in the Terms and Conditions, you may exercise this option at 20% per year beginning on February 4, 2027, and it will expire on February 3, 2036.
You must “Accept” the award online via the UBS One Source web site located at www.ubs.com/
onesource/SYK between March 3 and March 31, 2026. The detailed terms of the option are in the Terms and Conditions, any applicable country addendum and the provisions of the Company's 2011 Long- Term
Incentive Plan, as Amended and Restated. Those documents, together with the related Prospectus, are available on the UBS One Source web site, and you should read them before accepting the award. In addition, you may be asked to sign the most recent version of Stryker’s Confidentiality, Intellectual
Property, Non-Competition and Non-Solicitation Agreement (“Non-Compete Agreement”) in connection with this award. If you are asked to sign the Non-Compete Agreement, it will be emailed to you and you will be asked to sign the document electronically via Adobe Sign by March 31, 2026. The exercisability of the options is conditioned on you having signed the Non-Compete Agreement by March 31, 2026, where permitted by applicable law.
You can find additional educational materials on the UBS One Source web site in the Resources section, including Stock Option brochure and Stock Option Tax Questions & Answers.
Sincerely,
Kevin A. Lobo
Chair and Chief Executive Officer
Exhibit 10(i)
STRYKER CORPORATION
TERMS AND CONDITIONS
RELATING TO NONSTATUTORY STOCK OPTIONS GRANTED
PURSUANT TO THE 2011 LONG-TERM INCENTIVE PLAN, AS AMENDED AND RESTATED
1.The Options to purchase Shares of Stryker Corporation (the "Company") granted to you during 2026 are subject to these Terms and Conditions Relating to Nonstatutory Stock Options
Granted Pursuant to the 2011 Long-Term Incentive Plan, as Amended and Restated (the "Terms and
Conditions") and all of the terms and conditions of the Stryker Corporation 2011 Long-Term
Incentive Plan, as Amended and Restated (the "2011 Plan"), which is incorporated herein by reference. In the case of a conflict between these Terms and Conditions and the terms of the 2011
Plan, the provisions of the 2011 Plan will govern. Capitalized terms used but not defined herein have the meaning provided therefor in the 2011 Plan. For purposes of these Terms and Conditions,
"Employer" means the Company or any Subsidiary that employs you on the applicable date, and
"Stock Plan Administrator" means UBS Financial Services Inc. (or any other independent service provider engaged by the Company to assist with the implementation, operation and administration of the 2011 Plan).
2.Upon the termination of your employment with your Employer, your right to exercise the Options shall be only as follows:
(a)If your employment is terminated by reason of Disability (as such term is defined in the 2011 Plan) or death, you, your legal representative or your estate shall have the right, for a period of one (1) year following such termination, to exercise the Options with respect to all or any part of the Shares subject thereto, regardless of whether the right to purchase such Shares had vested on or before the date of your termination by Disability or death.
(b)If your employment is terminated by reason of Retirement (as such term is defined in the 2011 Plan) prior to the date that your Options become fully vested, you will continue to vest in your Options in accordance with the vesting schedule as set forth in the award letter as if you had continued your employment with your Employer. You (or your estate in the event of your death after your termination by Retirement) shall have the right, at any time on or prior to the 10th anniversary of the grant date, to exercise the vested portion of the Options.
(c)If you cease to be an Employee for any reason other than those provided in (a)
or (b) above, you or your estate (in the event of your death after such termination) may, within the
30-day period following such termination, exercise the Options with respect to only such number of
Shares as to which the right of exercise had vested on or before the Termination Date. If you are resident or employed in the United States, "Termination Date" shall mean the last day on which you are an Employee of your Employer. In conjunction with the foregoing and for the sake of clarity, any period of services as an independent contractor following your Termination Date shall not extend your employment period beyond your Termination Date, regardless of whether you are reclassified as a common law employee. If you are resident or employed outside of the United States,
"Termination Date" shall mean the last day on which you are an Employee of your Employer, provided that (1) your notice period is 12 months or less, or (2) your employment ends less than 12 months after the date on which you signed your termination agreement. Other than Section 16 officers (as defined below), if your notice period exceeds 12 months, then "Termination Date" will be 12 months after the date on which notice was given, whether it be by you or your Employer. If your employment ends more than 12 months after you signed your termination agreement, then
“Termination Date” will be 12 months after the date on which you signed your termination agreement. If you are an officer of the Company and in such capacity are subject to reporting under
Section 16 of the U.S. Securities Exchange Act of 1934 (a “Section 16 officer”) on the date on which notice was given, "Termination Date" shall mean the last day on which you are an Employee of your
Employer.
(d)Notwithstanding the foregoing, the Options shall not be exercisable in whole or in part (i) after the 10th anniversary of the grant date or (ii) except as provided in Section 3(c) hereof or in the event of termination of employment because of Disability, Retirement or death, unless you
Exhibit 10(i)
shall have continued in the employ of the Company or one of its Subsidiaries for one (1) year following the date of grant of the Options.
(e)Notwithstanding the foregoing, if you are eligible for Retirement but cease to be an Employee for any other reason before you retire, the right to exercise the Options shall be determined as if your employment ceased by reason of Retirement.
(f)If you are both an Employee and a Director, the provisions of this Section 2 shall not apply until such time as you are neither an Employee nor a Director.
3.The number of Shares subject to the Options and the price to be paid therefor shall be subject to adjustment and the term and exercise dates hereof may be accelerated as follows:
(a)In the event that the Shares, as presently constituted, shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, split-up, combination of shares, or otherwise) or if the number of such Shares shall be increased through the payment of a stock dividend or a dividend on the Shares of rights or warrants to purchase securities of the Company shall be made, then there shall be substituted for or added to each Share theretofore subject to the Options the number and kind of shares of stock or other securities into which each outstanding Share shall be so changed, or for which each such Share shall be exchanged, or to which each such Share shall be entitled. The Options shall also be appropriately amended as to price and other terms as may be necessary to reflect the foregoing events. In the event there shall be any other change in the number or kind of the outstanding Shares, or of any stock or other securities into which such Common Stock shall have been exchanged, then if the
Committee shall, in its sole discretion, determine that such change equitably requires an adjustment in the Options, such adjustment shall be made in accordance with such determination.
(b)Fractional Shares resulting from any adjustment in the Options may be settled in cash or otherwise as the Committee shall determine, in its sole discretion. Notice of any adjustment will be given to you and such adjustment (whether or not such notice is given) shall be effective and binding for all purposes hereof.
(c)The Committee shall have the power to amend the Options to permit the exercise of the Options (and to terminate any unexercised Options) prior to the effectiveness of (i)
any disposition of substantially all of the assets of the Company or your Employer, (ii) the shutdown, discontinuance of operations or dissolution of the Company or your Employer, or (iii) the merger or consolidation of the Company or your Employer with or into any other unrelated corporation.
4.To exercise the Options, you must complete the on-line exercise procedures as established through the Stock Plan Administrator at www.ubs.com/onesource/SYK or by telephone at +1 860 727 1515 (or such other direct dial-in number that may be established from time to time).
As part of such procedures, you shall be required to specify the number of Shares that you elect to purchase and the date on which such purchase is to be made, and you shall be required to make full payment of the Exercise Price. An Option shall not be deemed to have been exercised (i.e., the exercise date shall not be deemed to have occurred) until the notice of such exercise and payment in full of the Exercise Price are provided. The exercise date will be defined by the New York Stock
Exchange ("NYSE") trading hours. If an exercise is completed after the market close or on a weekend, the exercise will be dated the next following trading day.
The Exercise Price may be paid in such manner as the Committee may specify from time to time in its sole discretion and as established through Stock Plan Administrator, including (but not limited to) the following methods: (i) by a net exercise arrangement pursuant to which the Company will reduce the number of Shares issued upon exercise by the largest whole number of Shares with an aggregate Fair Market Value on the date of purchase sufficient to cover the aggregate Exercise Price; (ii) by a broker- assisted cashless exercise transaction pursuant to which the Stock Plan Administrator loans funds to you to enable you to pay the aggregate Exercise
Price and purchase Shares, and then sells a sufficient [whole] number of the purchased Shares on your behalf to enable you to repay the aggregate Exercise Price (with the remaining Shares and/or cash then delivered by
Stock Plan Administrator to you) or (iii) cash payment. In cases where you utilize the net exercise arrangement and the Fair Market Value of the number of whole Shares withheld or sold, as applicable, is greater than the
Exhibit 10(i)
aggregate Exercise Price, the Company shall make a cash payment to you equal to the difference as soon as administratively practicable.
5.If you are resident and/or employed outside of the United States, you agree, as a condition of the grant of the Options, to repatriate all payments attributable to the Shares and/or cash acquired under the 2011 Plan (including, but not limited to, dividends and any proceeds derived from the sale of the Shares acquired pursuant to the Options) if required by and in accordance with local foreign exchange rules and regulations in your country of residence (and country of employment, if different). In addition, you also agree to take any and all actions, and consent to any and all actions taken by the Company and its Subsidiaries, as may be required to allow the Company and its Subsidiaries to comply with local laws, rules and regulations in your country of residence (and country of employment, if different). Finally, you agree to take any and all actions as may be required to comply with your personal legal and tax obligations under local laws, rules and regulations in your country of residence (and country of employment, if different).
6.If you are resident or employed in a country that is a member of the European Union, the grant of the Options and these Terms and Conditions are intended to comply with the age discrimination provisions of the EU Equal Treatment Framework Directive, as implemented into local law (the "Age Discrimination Rules"). To the extent that a court or tribunal of competent jurisdiction determines that any provision of these Terms and Conditions is invalid or unenforceable, in whole or in part, under the Age Discrimination Rules, the Company, in its sole discretion, shall have the power and authority to revise or strike such provision to the minimum extent necessary to make it valid and enforceable to the full extent permitted under local law.
7.Regardless of any action the Company and/or your Employer take with respect to any or all income tax (including U.S. federal, state and local taxes and/or non-U.S. taxes), social insurance, payroll tax, payment on account or other tax-related withholding ("Tax-Related Items"), you acknowledge that the ultimate liability for all Tax-Related Items legally due by you is and remains your responsibility and that the Company and your Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Options, including the grant of the Options, the vesting of the Options, the exercise of the
Options, the subsequent sale of any Shares acquired pursuant to the Options and the receipt of any dividends and (ii) do not commit to structure the terms of the grant or any aspect of the Options to reduce or eliminate your liability for Tax-Related Items. Further, if you become subject to taxation in more than one country between the grant date and the date of any relevant taxable or tax withholding event, as applicable, you acknowledge that the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one country.
In connection with the delivery of Shares upon exercise of your Options, if your country of residence (and/or your country of employment, if different) requires withholding of Tax-Related Items, the Company may withhold a number of whole Shares otherwise issuable upon exercise of the Options that have an aggregate
Fair Market Value that the Company, taking into account local requirements and administrative issues, determines in its sole discretion is appropriate to cover withholding for Tax-Related Items with respect to the
Shares. The cash equivalent of the Shares withheld will be used to settle the obligation to withhold the Tax-
Related Items. In cases where the Fair Market Value of the number of whole Shares withheld at the time of exercise is greater than the amount required to be paid to the relevant government authorities with respect to withholding for Tax-Related Items, the Company shall make a cash payment to you equal to the difference as soon as administratively practicable. In the event that withholding in Shares is prohibited or problematic under applicable law or causes adverse consequences to the Company or your Employer, your Employer may withhold the Tax-Related Items required to be withheld with respect to the Shares (i) from the proceeds of the sale of Shares acquired upon exercise of the Options either through a voluntary sale or through a mandatory sale arranged by the Company (on your behalf pursuant to this authorization without further consent), or (ii)
in cash from your regular salary and/or wages or other amounts payable to you. In the event the withholding requirements are not satisfied through the withholding of Shares or through your regular salary and/or wages or any other amounts payable to you by your Employer, no Shares will be issued to you (or your estate) upon exercise of the Options unless and until satisfactory arrangements (as determined by the Board of Directors)
have been made by you with respect to the payment of any Tax-Related Items that the Company or your
Employer determines, in its sole discretion, should be withheld or collected with respect to such Options. By accepting these Options, you expressly consent to the withholding of Shares and/or withholding from your regular salary and/or wages or other amounts payable to you as provided for hereunder. All other Tax-Related
Items related to the Options and any Shares delivered in payment thereof are your sole responsibility.
Exhibit 10(i)
8.The Options are intended to be exempt from the requirements of Code Section 409A.
The 2011 Plan and these Terms and Conditions shall be administered and interpreted in a manner consistent with this intent. If the Company determines that these Terms and Conditions are subject to Code Section 409A and that it has failed to comply with the requirements of that Section, the
Company may, at the Company's sole discretion and without your consent, amend these Terms and
Conditions to cause them to comply with Code Section 409A or be exempt from Code Section 409A.
9.If you were required to sign the "Stryker Confidentiality, Intellectual Property, Non-
Competition and Non-Solicitation Agreement" or a similar agreement in order to receive the Options or have previously signed such an agreement and you breach any non-competition, non-
solicitation or non-disclosure provision or provision as to ownership of inventions contained therein at any time while employed by the Company or a Subsidiary or during the one-year period following termination of employment, any unexercised portion of the Options shall be rescinded and you shall return to the Company all Shares that were acquired upon exercise of the Options that you have not disposed of and the Company shall repay you an amount for each such Share equal to the lesser of the Exercise Price or the Fair Market Value of a Share at such time. Further, you shall pay to the Company an amount equal to the profit realized by you (if any) on all Shares that were acquired upon exercise of the Options that you have disposed of. For purposes of the preceding sentence, the profit shall be the positive difference between the Fair Market Value of the Shares at the time of disposition and the Exercise Price.
10.The Options shall be transferable only by will or the laws of descent and distribution and shall be exercisable during your lifetime only by you. If you purport to make any transfer of the
Options, except as aforesaid, the Options and all rights thereunder shall terminate immediately.
11.The Options shall not be exercisable in whole or in part, and the Company shall not be obligated to issue any Shares subject to the Options, if such exercise and sale would, in the opinion of counsel for the Company, violate the Securities Act of 1933 or any other U.S. federal, state or non-
U.S. statute having similar requirements as it may be in effect at the time. The Options are subject to the further requirement that, if at any time the Board of Directors shall determine in its discretion that the listing or qualification of the Shares subject to the Options under any securities exchange requirements or under any applicable law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of or in connection with the issuance of
Shares pursuant to the Options, the Options may not be exercised in whole or in part unless such listing, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors.
12.The grant of the Options shall not confer upon you any right to continue in the employ of your Employer nor limit in any way the right of your Employer to terminate your employment at any time. You shall have no rights as a shareholder of the Company with respect to any Shares issuable upon the exercise of the Options until the date of issuance of such Shares.
13.You acknowledge and agree that the 2011 Plan is discretionary in nature and may be amended, cancelled, or terminated by the Company, in its sole discretion, at any time. The grant of the Options under the 2011 Plan is a one-time benefit and does not create any contractual or other right to receive a grant of Options or any other award under the 2011 Plan or other benefits in lieu thereof in the future. Future grants, if any, will be at the sole discretion of the Company, including, but not limited to, the form and timing of any grant, the number of Shares subject to the grant, the vesting provisions and the exercise price. Any amendment, modification or termination of the 2011
Plan shall not constitute a change or impairment of the terms and conditions of your employment with your Employer.
14.Your participation in the 2011 Plan is voluntary. The value of the Options and any other awards granted under the 2011 Plan is an extraordinary item of compensation outside the scope of your employment (and your employment contract, if any). Any grant under the 2011 Plan, including the grant of the Options, is not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, holiday pay, long-service awards, pension, or retirement benefits or similar payments.
Exhibit 10(i)
15.The Options are granted solely by the Company.  Your Employer and any other
Subsidiary are not a party to these Terms and Conditions, and any rights you may have under these
Terms and Conditions may be raised only against the Company (and may not be raised against your
Employer or any other Subsidiary).
16.These Terms and Conditions shall bind and inure to the benefit of the Company, its successors and assigns and you and your estate in the event of your death.
17.The Options are Nonstatutory Stock Options and shall not be treated as
Incentive Stock Options.
18.The Company is located at 1941 Stryker Way, Portage, Michigan 49002, U.S.A. and
grants Options under the 2011 Plan to employees of the Company and Subsidiaries in its sole discretion. In conjunction with the Company's grant of the Options under the 2011 Plan and its ongoing administration of such awards, the Company is providing the following information about its data collection, processing and transfer practices ("Personal Data Activities"). In accepting the grant of the Options, you expressly and explicitly consent to the Personal Data Activities as described herein.
(a)The Company collects, processes and uses your personal data, including your name, home address, email address, and telephone number, date of birth, social insurance number or other identification number, salary, citizenship, job title, any Shares or directorships held in the Company, and details of all Options or any other equity compensation awards granted, canceled, exercised, vested, or outstanding in your favor, which the Company receives from you or your Employer. In granting the Options under the 2011 Plan, the Company will collect your personal data for purposes of allocating Shares and implementing, administering and managing the 2011 Plan. The Company's legal basis for the collection, processing and usage of your personal data is your consent.
(b)The Company transfers your personal data to the Stock Plan Administrator. In the future, the Company may select a different Stock Plan Administrator and share your personal data with another company that serves in a similar manner, including, but not limited to, the
Company's outside legal counsel as well as the Company’s auditor. The Stock Plan Administrator will open an account for you, if an account is not already in place, to receive and trade Shares acquired under the 2011 Plan. You will be asked to agree on separate terms and data processing practices with the Stock Plan Administrator, which is a condition to your ability to participate in the
2011 Plan.
(c)The Company and the Stock Plan Administrator are based in the United
States. You should note that your country of residence may have enacted data privacy laws that are different from the United States. The Company's legal basis for the transfer of your personal data to the United States is your consent.
(d)Your participation in the 2011 Plan and your grant of consent is purely voluntary. You may deny or withdraw your consent at any time. If you do not consent, or if you withdraw your consent, you may be unable to participate in the 2011 Plan. This would not affect your existing employment or salary; instead, you merely may forfeit the opportunities associated with the 2011 Plan.
(e)You may have a number of rights under the data privacy laws in your country of residence. For example, your rights may include the right to (i) request access or copies of personal data the Company processes, (ii) request rectification of incorrect data, (iii) request deletion of data, (iv) place restrictions on processing, (v) lodge complaints with competent authorities in your country or residence, and/or (vi) request a list with the names and addresses of any potential recipients of your personal data. To receive clarification regarding your rights or to exercise your rights, you should contact your local HR manager or the Company's Human Resources
Department.
19.The grant of the Options is not intended to be a public offering of securities in your country of residence (and country of employment, if different). The Company has not submitted any
Exhibit 10(i)
registration statement, prospectus or other filing(s) with the local securities authorities (unless otherwise required under local law). No employee of the Company is permitted to advise you on whether you should purchase Shares under the 2011 Plan or provide you with any legal, tax or financial advice with respect to the grant or exercise of your Options. Investment in Shares involves a degree of risk. Before deciding to purchase Shares pursuant to the Options, you should carefully consider all risk factors and tax considerations relevant to the acquisition of Shares under the 2011 Plan or the disposition of them. Further, you should carefully review all of the materials related to the Options and the 2011 Plan, and you should consult with your personal legal, tax and financial advisors for professional advice in relation to your personal circumstances.
20.All questions concerning the construction, validity and interpretation of the Options and the 2011 Plan shall be governed and construed according to the laws of the state of Michigan, without regard to the application of the conflicts of laws provisions thereof. Any disputes regarding the Options or the 2011 Plan shall be brought only in the state or federal courts of the state of
Michigan.
21.The Company may, in its sole discretion, decide to deliver any documents related to the Options or other awards granted to you under the 2011 Plan by electronic means. You hereby consent to receive such documents by electronic delivery and agree to participate in the 2011 Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.
22.The invalidity or unenforceability of any provision of the 2011 Plan or these Terms and Conditions shall not affect the validity or enforceability of any other provision of the 2011 Plan or these Terms and Conditions.
23.If you are resident outside of the United States, you acknowledge and agree that it is your express intent that these Terms and Conditions, the 2011 Plan and all other documents, notices and legal proceedings entered into, given or instituted pursuant to the Options be drawn up in English. If you have received these Terms and Conditions, the 2011 Plan or any other documents related to the Options translated into a language other than English and the meaning of the translated version is different than the English version, the English version will control.
24.You acknowledge that, depending on your or your broker's country of residence or where the Shares are listed, you may be subject to insider trading restrictions and/or market abuse laws which may affect your ability to accept, acquire, sell or otherwise dispose of Shares, rights to
Shares (e.g., Options) or rights linked to the value of Shares during such times you are considered to have "inside information" regarding the Company as defined in the laws or regulations in your country of employment (and country of residence, if different). Local insider trading laws and regulations may prohibit the cancellation or amendment of orders you placed before you possessed inside information. Furthermore, you could be prohibited from (i) disclosing the inside information to any third party (other than on a "need to know" basis) and (ii) "tipping" third parties or causing them otherwise to buy or sell securities. Third parties include fellow employees. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. You acknowledge that it is your responsibility to comply with any restrictions and are advised to speak to your personal advisor on this matter.
25.Notwithstanding any provisions of these Terms and Conditions to the contrary, the
Options shall be subject to any special terms and conditions for your country of residence (and country of employment, if different) set forth in an addendum to these Terms and Conditions (an
"Addendum"). Further, if you transfer your residence and/or employment to another country reflected in an Addendum to these Terms and Conditions at the time of transfer, the special terms and conditions for such country will apply to you to the extent the Company determines, in its sole discretion, that the application of such special terms and conditions is necessary or advisable in order to comply with local law, rules and regulations, or to facilitate the operation and administration of the award and the 2011 Plan (or the Company may establish alternative terms and conditions as may be necessary or advisable to accommodate your transfer). In all circumstances, any applicable Addendum shall constitute part of these Terms and Conditions.
Exhibit 10(i)
26.The Company reserves the right to impose other requirements on the Options, any
Shares acquired pursuant to the Options and your participation in the 2011 Plan to the extent the
Company determines, in its sole discretion, that such other requirements are necessary or advisable in order to comply with local law, rules and regulations, or to facilitate the operation and administration of the award and the 2011 Plan. Such requirements may include (but are not limited
to) requiring you to sign any agreements or undertakings that may be necessary to accomplish the foregoing.
27.This Section 27 applies only to those persons whom the Company's
Recoupment Policy applies (the corporate officers elected by the Company's Board of
Directors other than Assistant Controllers, Assistant Secretaries and Assistant Treasurers).
Notwithstanding any other provision of these Terms and Conditions to the contrary, you acknowledge and agree that your Options, any Shares acquired pursuant thereto and/or any amount received with respect to any sale of such Shares are subject to potential cancellation, recoupment, rescission, payback or other action in accordance with the terms of the Company's
Recoupment Policy as in effect on the date of grant (a copy of which has been furnished to you) and as the Recoupment Policy may be amended from time to time in order to comply with changes in laws, rules or regulations that are applicable to such Options and Shares. You agree and consent to the Company's application, implementation and enforcement of (a) the Recoupment Policy and (b)
any provision of applicable law relating to cancellation, recoupment, rescission or payback of compensation and expressly agree that the Company may take such actions as are necessary to effectuate the Recoupment Policy (as applicable to you) or applicable law without further consent or action being required by you. For purposes of the foregoing, you expressly and explicitly authorize the Company to issue instructions, on your behalf, to the Stock Plan Administrator and any other brokerage firm and/or third party administrator engaged by the Company to hold your
Shares and other amounts acquired under the 2011 Plan to re-convey, transfer or otherwise return such Shares and/or other amounts to the Company. In the case of a conflict between these Terms and Conditions and the Recoupment Policy, the terms of the Recoupment Policy shall prevail.
28.This Section 28 applies only to those persons whom the Company's clawback policy applies. Notwithstanding anything in these Terms and Conditions to the contrary, the
Options evidenced by these Terms and Conditions may be subject to (i) recoupment in accordance with or in order to comply with the terms and provisions of the Company's clawback policy, as may be in effect from time to time (including, but not limited to, the Mandatory Clawback Policy), to the extent such policies are applicable to you and (ii) any other compensation recovery policy adopted after the Options are granted to facilitate compliance with applicable law, including in response to the requirements of Section 10D of the Exchange Act, the U.S. Securities and Exchange Commission’s
final rules thereunder, and any applicable listing rules or other rules and regulations implementing the foregoing. For purposes of the foregoing, you expressly and explicitly authorize the Company to issue instructions, on your behalf, to the Stock Plan Administrator and any other brokerage firm and/or third party administrator engaged by the Company to hold your Shares and other amounts acquired under the 2011 Plan to re-convey, transfer or otherwise return such Shares and/or other amounts to the Company.
29.By accepting the grant of Options, you acknowledge that you have read these
Terms and Conditions, the Addendum to these Terms and Conditions (as applicable) and the
2011 Plan and specifically accept and agree to the provisions therein.
***********************
Exhibit 10(i)
STRYKER CORPORATION
ADDENDUM TO
TERMS AND CONDITIONS
RELATING TO NONSTATUTORY STOCK OPTIONS GRANTED
PURSUANT TO THE 2011 PLAN, AS AMENDED AND RESTATED
In addition to the terms of the 2011 Plan and the Terms and Conditions, the Options are subject to the following additional terms and conditions (the "Addendum"). The information reflected in this
Addendum is based on the securities, exchange control and other laws in effect in the respective countries as of November 2025. All capitalized terms as contained in this Addendum shall have the same meaning as set forth in the 2011 Plan and the Terms and Conditions. Pursuant to Section 25 of the Terms
and Conditions, if you transfer your residence and/or employment to another country reflected in an
Addendum at the time of transfer, the special terms and conditions for such country will apply to you to the extent the Company determines, in its sole discretion, that the application of such terms and conditions is necessary or advisable in order to comply with local law, rules and regulations, or to facilitate the operation and administration of the award and the 2011 Plan (or the Company may establish alternative terms and conditions as may be necessary or advisable to accommodate your transfer).
DATA PRIVACY INFORMATION: EUROPEAN UNION ("EU") / EUROPEAN ECONOMIC AREA
("EEA") / SWITZERLAND AND THE UNITED KINGDOM*
*The following information is for data privacy purposes only and you should determine whether any other special terms and conditions apply to your awards in these jurisdictions.
1.Data Privacy. If you reside and/or you are employed in the EU / EEA,
Switzerland or the United Kingdom the following provision replaces Section 18 of the Terms and Conditions:
The Company is located at 1941 Stryker Way, Portage, Michigan 49002, U.S.A. and grants Options under the 2011 Plan to employees of the Company and its Subsidiaries in its sole discretion. You should review the following information about the Company's data processing practices.
(a)Data Collection, Processing and Usage. Pursuant to applicable data protection laws, you are hereby notified that the Company collects, processes and uses certain personally identifiable information about you for the legitimate interest of implementing, administering and managing the 2011 Plan and generally administering equity awards;
specifically, including your name, home address, email address and telephone number, date of birth, social insurance number or other identification number, salary, citizenship, job title, any
Shares or directorships held in the Company, and details of all options or any other awards granted, canceled, exercised, vested, or outstanding in your favor, which the Company receives from you or your Employer. In granting the Options under the 2011 Plan, the Company will collect your personal data for purposes of allocating Shares and implementing, administering and managing the 2011 Plan. The Company's collection, processing, use and transfer of your personal data is necessary for the performance of the Company's contractual obligations under the 2011 Plan and pursuant to the Company's legitimate interest of managing and generally administering employee equity awards. Your refusal to provide personal data would make it impossible for the Company to perform its contractual obligations and may affect your ability to
Exhibit 10(i)
participate in the 2011 Plan. As such, by participating in the 2011 Plan, you voluntarily acknowledge the collection, processing and use of your personal data as described herein.
(b)Stock Plan Administration Service Provider. The Company transfers participant data to the Stock Plan Administrator. In the future, the Company may select a different Stock Plan Administrator and share your data with another company that serves in a similar manner, including, but not limited to, the Company's outside legal counsel as well as the
Company’s auditor. The Stock Plan Administrator will open an account for you, if an account is not already in place, to receive and trade Shares acquired under the 2011 Plan. You will be asked to agree on separate terms and data processing practices with the Stock Plan
Administrator, which is a condition to your ability to participate in the 2011 Plan.
(c)International Data Transfers. The Company and the Stock Plan
Administrator are based in the United States. The Company can only meet its contractual obligations to you if your personal data is transferred to the United States. The Company's legal basis for the transfer of your personal data to the United States is to satisfy its contractual obligations to you and/or its use of the standard data protection clauses adopted by the EU
Commission.
(d)Data Retention. The Company will use your personal data only as long as is necessary to implement, administer and manage your participation in the 2011 Plan or as required to comply with legal or regulatory obligations, including under tax and security laws.
When the Company no longer needs your personal data, the Company will remove it from its systems. If the Company keeps your data longer, it would be to satisfy legal or regulatory obligations and the Company's legal basis would be for compliance with relevant laws or regulations.
(e)Data Subject Rights. You may have a number of rights under data privacy laws in your country of residence. For example, your rights may include the right to (i) request access or copies of personal data the Company processes, (ii) request rectification of incorrect data, (iii) request deletion of data, (iv) place restrictions on processing, (v) lodge complaints with competent authorities in your country of residence, and/or (vi) request a list with the names and addresses of any potential recipients of your personal data. To receive clarification regarding your rights or to exercise your rights, you should contact your local HR manager or the Company's Human Resources Department.
ARGENTINA
1.Securities Law Information. Neither the Options nor the underlying Shares offered hereby have been or will be publicly issued, placed, distributed, offered or registered in the
Argentine capital markets, and as result, have not been and will not be registered with the
Argentine Securities Commission (Comisión Nacional de Valores, "CNV"). Neither this nor any other offering material related to the offering of the Options or the underlying Shares may be utilized in connection with any general offering to the public within Argentina. Any Argentine resident who acquires the Shares will do so under their own responsibility under the terms of a private offering to them from outside of Argentina. Under certain circumstances, any Argentine resident who acquires the Shares may not transfer such Shares to any other person within six (6)
months as from its acquisition date.
Exhibit 10(i)
2.Nature of Grant.  The following provision supplements Section 14 of the Terms and
Conditions:
You acknowledge and agree that the grant of Options is made by the Company in its sole discretion and that the value of the Options or any Shares issued upon exercise of the Options shall not constitute salary or wages from the Company or the Employer for any purpose under
Argentine labor law, including, but not limited to, the calculation of (a) any labor benefits including, but not limited to, vacation pay, thirteenth-month salary, compensation in lieu of notice, annual bonus, disability, and leave of absence payments, etc., or (b) any termination or severance indemnities or similar payments.  In addition, you acknowledge and agree that if, notwithstanding the foregoing, any benefits under the 2011 Plan are considered for purposes of calculating any termination or severance indemnities under Argentine labor law, such benefits shall not accrue more frequently than on an annual basis.
3.Language Consent. By accepting the Options, you acknowledge that you are proficient in reading and understanding English and fully understands the terms of the documents related to the Options (the Terms and Conditions, this Addendum and the 2011
Plan), which were provided in the English language. You accept the terms of these documents accordingly.
Consentimiento lingüístico. Al aceptar las Opciones, usted reconoce que domina la lectura y la comprensión del inglés y comprende plenamente los términos de los documentos relacionados con las Opciones (los Términos y condiciones, este Anexo y el Plan 2011), que se proporcionaron en inglés. Usted acepta los términos de estos documentos en consecuencia.
AUSTRALIA
1.Options Conditioned on Satisfaction of Regulatory Obligations. If you are (a) a
director of a Subsidiary incorporated in Australia, or (b) a person who is a management-level executive of a Subsidiary incorporated in Australia and who also is a director of a Subsidiary incorporated outside of Australia, the grant of the Options is conditioned upon satisfaction of the shareholder approval provisions of section 200B of the Corporations Act 2001 (Cth) in
Australia.
2.Securities Law Information. The grant of Options is being made under Division
1A, Part 7.12 of the Corporations Act 2001 (Cth). Additional details and terms of the grant are set forth in the ESS Offer Document to Australian Resident Employees, which in included as
Exhibit A to this Addendum. By accepting the Options, you acknowledge and confirm that you have reviewed the Australian ESS Offer Document. In the event of any inconsistency between the Terms and Conditions and the terms set forth in the ESS Offer Document, the terms in the
ESS Offer Document will prevail.
3.Tax Notification.  The 2011 Plan is a plan to which Subdivision 83A-C of the
Income Tax Assessment Act 1997 (Cth) applies (subject to conditions in the Act).
4.Exchange Control Information. Exchange control reporting is required for cash transactions exceeding AUD 10,000 and international fund transfers. The Australian bank assisting with the transaction will file the report. If there is no Australian bank involved in the
Exhibit 10(i)
transfer, you personally will be required to file the report. You should consult with your personal (s) regarding any personal legal, regulatory or foreign exchange obligations you may have in connection with your participation in the 2011 Plan.
AUSTRIA
1.Exchange Control Information. If you hold Shares obtained under the 2011 Plan or cash (including proceeds from the sale of Shares) outside Austria, you may be required to submit quarterly reports to the Austrian National Bank. An exemption applies if the value of the Shares held outside Austria of any quarter does not exceed a certain threshold (currently €5,000,000).
The deadline for filing the quarterly report is the 15th of the month following the end of the respective quarter.  When the Shares are sold, you may be required to comply with certain exchange control obligations if the cash proceeds from the sale is held outside Austria, as a separate reporting requirement applies to any non-Austrian cash accounts. If the transaction volume of all of your cash accounts abroad exceeds a certain threshold (currently €10,000,000), the movements and the balance of all accounts must be reported monthly, as of the last day of the month, on or before the 15th day of the following month, on the prescribed forms.  The thresholds described above may be subject to change. You should consult with your personal advisor(s) regarding any personal legal, regulatory or foreign exchange obligations you may have in connection with your participation in the 2011 Plan.
BELGIUM

Name:	Number of Shares:
Date of Grant:	Exercise Price:
1.Acceptance of Options. For the Options to be subject to taxation at the time of grant, you must affirmatively accept the Options in writing within 60 days of the date of grant specified above by signing below and returning this original executed Addendum to:
Stock Plan Administration 1941
Stryker Way
Portage, Michigan 49002 (U.S.A)
I hereby accept the [      ] (number) Options granted to me by the Company on the date of grant. I also acknowledge that I have been encouraged to discuss the acceptance of the Options and the applicable tax treatment with a financial and/or tax advisor, and that my decision to accept the Options is made with full knowledge of the applicable consequences.
If you are accepting the Options in writing within 60 days of the date of grant, you must select one of the alternatives below:
I AGREE AND UNDERTAKE that (1) I will not exercise the Options before the end of the third calendar year following the calendar year in which the date of grant falls, and (2)
I will not transfer the Options under any circumstances during my lifetime so the
Options are subject to a lower valuation for Belgium tax purposes pursuant to the article 43, §6 of the Belgian law of 26 March 1999.
Exhibit 10(i)
I DO NOT AGREE AND UNDERTAKE that (1) I will not exercise the Options before the end of the third calendar year following the calendar year in which the date of grant falls, and
(2) I will not transfer the Options under any circumstances during my lifetime so the
Options are subject to a lower valuation for Belgium tax purposes pursuant to the article 43, §6 of the Belgian law of 26 March 1999.

Employee Signature:
Employee Printed Name:
Date of Acceptance:
If you fail to affirmatively accept the Options in writing within 60 days of the date of grant, the Options will not be subject to taxation at the time of grant but instead will be subject to taxation on the date you exercise the Options (or such other treatment as may apply under Belgian tax law at the time of exercise).
2.Foreign Asset/Account Reporting Information. Belgian residents are required to report any security (e.g, Shares acquired under the 2011 Plan) or bank account established outside of Belgium on their personal annual tax return. In a separate report, Belgian residents also are required to provide a central contact point of the National Bank of Belgium with the account number of those foreign bank accounts, the name of the bank with which the accounts were opened and the country in which they were opened in a separate report. This report, as well as additional information on how to complete it, can be found on the website of the
National Bank of Belgium, www.nbb.be, under the Kredietcentrales / Centrales des credits caption. You should consult with your personal advisor(s) regarding any personal foreign asset/foreign account tax obligations you may have in connection with your participation in the
2011 Plan.
3.Stock Exchange Tax Information. A stock exchange tax applies to transactions executed by Belgian residents through a non-Belgian financial intermediary, such as a U.S.
broker. The stock exchange tax will apply when Shares acquired pursuant to the Options are sold. You should consult with a personal tax or financial advisor for additional details on your obligations with respect to the stock exchange tax.
4.Annual Securities Account Tax. An annual securities accounts tax may be payable if the total value of securities held in a Belgian or foreign securities account (e.g., Shares acquired under the 2011 Plan) exceeds a certain threshold on four reference dates within the relevant reporting period (i.e., December 31, March 31, June 30 and September 30). In such case, the tax will be due on the value of the qualifying securities held in such account. You should consult with a personal tax or financial advisor for additional details on your obligations with respect to the annual securities account tax.
BRAZIL
1.Labor Law Acknowledgment. By accepting the Options, you acknowledge and agree, for all legal purposes, that (a) the benefits provided under the Terms and Conditions and the 2011 Plan are the result of commercial transactions unrelated to your employment; (b) the
Terms and Conditions and the 2011 Plan are not a part of the terms and conditions of your employment; and (c) the income from the Options, if any, is not part of your remuneration from employment.
Exhibit 10(i)
2.Compliance with Law. By accepting the Options, you acknowledge and agree to comply with applicable Brazilian laws and to pay any and all applicable taxes associated with the exercise of the Options, the issuance and/or sale of Shares acquired under the 2011 Plan and the receipt of any dividends.
3.Exchange Control Information. If you are resident or domiciled in Brazil, you will be required to submit an annual declaration of assets and rights held outside of Brazil to the
Central Bank of Brazil if the aggregate value of such assets and rights is greater than USD1 million as of December 31 of each year. If the aggregate value exceeds USD100 million as of the end of each quarter, a declaration must be submitted quarterly. Assets and rights that must be reported include Shares acquired under the 2011 Plan. You should consult with your personal advisor(s) regarding any personal legal, regulatory or foreign exchange obligations you may have in connection with your participation in the 2011 Plan.
4.Tax on Financial Transaction (IOF). Repatriation of funds (e.g., the proceeds from the sale of Shares) into Brazil and the conversion of USD into BRL associated with such fund transfers may be subject to the Tax on Financial Transactions. It is your responsibility to comply with any applicable Tax on Financial Transactions arising from your participation in the 2011
Plan. You should consult with your personal tax advisor for additional details.
COLOMBIA
1.Nature of Grant. In addition to the provisions of Section 14 of the Terms and
Conditions you acknowledge that, pursuant to Article 128 of the Colombian Labor Code, the
2011 Plan and related benefits do not constitute a component of your "salary" for any legal purpose. Therefore, they will not be included and/or considered for purposes of calculating any and all labor benefits, such as legal/fringe benefits, vacations, indemnities, payroll taxes, social insurance contributions and/or any other labor-related amount which may be payable.
2.Securities Law Information. The Shares subject to the Options are not and will not be registered in the Colombian registry of publicly traded securities (Registro Nacional de
Valores y Emisores) and therefore the Shares may not be offered to the public in Colombia.
Nothing in this document should be construed as the making of a public offer of securities in
Colombia.
3.Exchange Control Information. Investments in assets located outside Colombia
(including Shares) are subject to registration with the Central Bank (Banco de la República), as foreign investments held abroad, regardless of value. In addition, all payments related to the liquidation of such investments must be transferred through the Colombian foreign exchange market (e.g. local banks), which includes the obligation of correctly completing and filing the appropriate foreign exchange form (declaración de cambio). You should consult with your personal advisor(s) regarding any personal legal, regulatory or foreign exchange obligations you may have in connection with your participation in the 2011 Plan.
4.Foreign Asset/Account Reporting Information. An annual informative return must be filed with the Colombian Tax Office detailing any assets held abroad (including the
Shares acquired under the 2011 Plan). If the individual value of any of these assets exceeds a certain threshold, each asset must be described (e.g., its nature and its value) and the jurisdiction in which it is located must be disclosed. You acknowledge that you personally are responsible for complying with this tax reporting requirement. You should consult with your
Exhibit 10(i)
personal advisor(s) regarding any personal foreign asset/foreign account tax obligations you may have in connection with your participation in the 2011 Plan.
COSTA RICA
No country specific provisions.
DENMARK
1.Treatment of Options upon Termination of Employment. Notwithstanding any provision in the Terms and Conditions or the 2011 Plan to the contrary, unless you are a member of registered management who is not considered a salaried employee, the treatment of the Options upon a termination of employment which is not a result of death shall be governed by Sections 4 and 5 of the Danish Act on Stock Option in Employment Relations (the "Act"). You
acknowledge any grant of Options under the 2011 Plan is subject to the rules of such amended
Act. However, if the provisions in the Terms and Conditions or the 2011 Plan governing the treatment of the Options upon a termination of employment are more favorable, then the provisions of the Terms and Conditions or the 2011 Plan will govern, as set forth in the
Employer Statement, included as Exhibit B to this Addendum, and which is being provided to comply with the Act.
2.Foreign Asset/Account Reporting Information. Danish residents who establish an account holding Shares or an account holding cash outside Denmark must report the account to the Danish Tax Administration as part of their annual tax return under the section related to foreign affairs and income. The form which should be used in this respect can be obtained from a local bank. You should consult with your personal advisor(s) regarding any personal foreign asset/foreign account tax obligations you may have in connection with your participation in the
2011 Plan.
FINLAND
1.Withholding of Tax-Related Items. Notwithstanding anything in Section 5 of the
Terms and Conditions to the contrary, if you are a local national of Finland, any Tax-Related
Items shall be withheld only in cash from your regular salary/wages or other amounts payable to you in cash or such other withholding methods as may be permitted under the 2011 Plan and allowed under local law.
2.Foreign Asset/Account Reporting Information. Finland has not adopted any specific reporting requirements with respect to foreign assets/accounts. However, you should check your pre-completed tax return to confirm that the ownership of Shares and other securities (foreign or domestic) are correctly reported. If you find any errors or omissions, you must make the necessary corrections electronically or by sending specific paper forms to the local tax authorities. You should consult with your personal advisor(s) regarding any personal foreign asset/foreign account tax obligations you may have in connection with your participation in the 2011 Plan.
Exhibit 10(i)
FRANCE
1.Non-Qualified Nature of Options. The Award granted pursuant to the Terms and
Conditions is not intended to be “French-qualified” and is ineligible for specific tax and/or social security treatment in France under Sections L. 225-197-1 to L. 225-197-5 and Sections L.
22-10-59 to L. 22-10-60 of the French Commercial Code, as amended.
2.Exchange Control Information. The value of any cash or securities imported to or exported from France without the use of a financial institution must be reported to the customs and excise authorities when the value of such cash or securities is equal to or greater than a certain amount (currently €10,000). You should consult with your personal advisor(s)
regarding any personal legal, regulatory or foreign exchange obligations you may have in connection with your participation in the 2011 Plan.
3.Foreign Asset/Account Reporting Information. French residents must report annually any shares and bank accounts held outside France, including the accounts that were opened, used and/or closed during the tax year, to the French tax authorities, on an annual basis on a special Form N° 3916, together with your personal income tax return. Failure to report triggers a significant penalty. You should consult with your personal advisor(s) regarding any personal foreign asset/foreign account tax obligations you may have in connection with your participation in the 2011 Plan.
4.Use of English Language. By accepting the Options, you acknowledge and agree that it is your express wish that the Terms and Conditions, this Addendum, as well as all other documents, notices and legal proceedings entered into, given or instituted pursuant to your
Options, either directly or indirectly, be drawn up in English.
Langue anglaise. En acceptant l'allocation de votre Option, vous reconnaissez et acceptez avoir souhaité que le Termes et Conditions, le présent avenant, ainsi que tous autres documents exécutés, avis donnés et procédures judiciaires intentées, relatifs, directement ou indirectement, à l'allocation de votre Option, soient rédigés en anglais.
BY SIGNING BELOW, YOU ACKNOWLEDGE, UNDERSTAND AND AGREE TO THE PROVISIONS
OF THE 2011 PLAN, THE TERMS AND CONDITIONS AND THIS ADDENDUM.
PLEASE SIGN AND RETURN THIS ADDENDUM VIA EMAIL NO LATER THAN APRIL 30,
2026 TO STOCKPLANADMINISTRATION@STRYKER.COM.

Employee Signature	Employee Name (Printed)

Date
Exhibit 10(i)
GERMANY
1.Exchange Control Information. Cross-border payments in excess of a certain amount (currently €50,000) (the “Threshold”) in connection with 2011 Plan (e.g., proceeds from the sale of Shares acquired under the 2011 Plan) and/or if the Company withholds or sells
Shares with a value in excess of the Threshold amount for any Tax-Related Items, must be reported to the German Federal Bank (Bundesbank) by the fifth day of the month following the month in which the payment is received or made. If you acquire Shares with a value in excess of the Threshold, the Employer will report the acquisition of such Shares to the German Federal
Bank. If you otherwise make or receive a payment in excess of the Threshold, you personally must report the payment to the Bundesbank electronically using the “General Statistics
Reporting Portal” (“Allgemeines Meldeportal Statistik”) available via the Bundesbank’s website
(www.bundesbank.de). You should consult with your personal advisor(s) regarding any personal legal, regulatory or foreign exchange obligations you may have in connection with your participation in the Plan.
2.Foreign Asset/Account Reporting Information. German residents must notify their local tax office of the acquisition of Shares when they file their personal income tax returns for the relevant year if the value of the Shares acquired exceeds €150,000 or in the unlikely event that the resident holds Shares exceeding 10% of the Company’s total Shares outstanding.
However, if the Shares are listed on a recognized U.S. stock exchange and you own less than 1%
of the total Shares, this requirement will not apply even if Shares with a value exceeding
€150,000 are acquired. You should consult with your personal advisor(s) regarding any personal foreign asset/foreign account tax obligations you may have in connection with your participation in the 2011 Plan.
HONG KONG
1.Important Notice. Warning: The contents of the Terms and Conditions, this
Addendum, the 2011 Plan, and all other materials pertaining to the Options and/or the 2011
Plan have not been reviewed by any regulatory authority in Hong Kong. You are hereby advised to exercise caution in relation to the offer thereunder. If you have any doubts about any of the contents of the aforesaid materials, you should obtain independent professional advice.
2.Lapse of Restrictions. If, for any reason, Shares are issued to you within six (6)
months of the grant date, you agree that you will not sell or otherwise dispose of any such
Shares prior to the six-month anniversary of the grant date.
3.Settlement in Shares. Notwithstanding anything to the contrary in this
Addendum, the Terms and Conditions or the 2011 Plan, the Options shall be settled only in
Shares (and may not be settled in cash).
4.Nature of the Plan. The Company specifically intends that the 2011 Plan will not be treated as an occupational retirement scheme for purposes of the Occupational Retirement
Schemes Ordinance ("ORSO"). To the extent any court, tribunal or legal/regulatory body in Hong
Kong determines that the 2011 Plan constitutes an occupational retirement scheme for the purposes of ORSO, the grant of the Options shall be null and void.
Exhibit 10(i)
INDIA
1.Tax Collection at Source. If you remit funds from India to pay the exercise price, you may be subject to Tax Collection at Source (“TCS”) if your annual remittances out of India exceed a certain amount (currently INR 1,000,000). You may be required to provide a declaration to the bank remitting the funds to determine if the TCS limit has been reached. If deemed necessary to comply with applicable laws, the Company may require you to pay for the
Shares purchased on exercise, and any Tax-Related Items through a cashless exercise or net exercise method. The Company reserves the right to prescribe alternative methods of payment depending on the development of local laws.
2.Exchange Control Information. Any funds realized in connection with the 2011
Plan (e.g., proceeds from the sale of Shares and cash dividends paid on the Shares) must be repatriated to India within a specified period of time after receipt as prescribed under Indian exchange control laws.  You are personally responsible for obtaining a foreign inward remittance certificate (“FIRC”) from the bank where you deposit the foreign currency and holding the FIRC as evidence of the repatriation of funds in the event the Reserve Bank of India or your Employer requests proof of repatriation.  You are personally responsible for complying with exchange control laws in India, and neither the Company nor your Employer will be liable for any fines or penalties resulting from your failure to comply with applicable laws.  You should consult with your personal advisor(s) regarding any personal legal, regulatory or foreign exchange obligations you may have in connection with your participation in the 2011 Plan.
3.Foreign Asset/Account Reporting Information. You are required to declare your foreign bank accounts and any foreign financial assets (including Shares acquired under the
2011 Plan held outside India) in your annual tax return. You should consult with your personal advisor(s) regarding any personal foreign asset/foreign account tax obligations you may have in connection with your participation in the 2011 Plan.
IRELAND
1.Director Notification Obligations. If you are a director, shadow director or secretary of an
Irish subsidiary whose interest in the Company represents more than 1% of the Company’s voting share capital, you are required to notify such Irish subsidiary in writing within a certain time period. upon the acquisition of the Options or any Shares issued pursuant to the Options.
This notification requirement also applies with respect to the interests in the Company of your spouse or children under the age of 18 (whose interests will be attributed to you in your capacity as a director, shadow director or secretary of the Irish subsidiary).
ITALY
1.Foreign Asset/Account Reporting Information. Italian residents who, at any time during the fiscal year, hold foreign financial assets (including cash and Shares) which may generate income taxable in Italy are required to report these assets on their annual tax returns
(UNICO Form, RW Schedule) for the year during which the assets are held, or on a special form if no tax return is due. These reporting obligations will also apply to Italian residents who are the beneficial owners of foreign financial assets under Italian money laundering provisions. You should consult with your personal advisor(s) regarding any personal foreign asset/foreign account tax obligations you may have in connection with your participation in the 2011 Plan.
Exhibit 10(i)
2.Foreign Asset Tax. The value of any Shares (and other financial assets) held outside Italy by individuals resident of Italy may be subject to a foreign asset tax. The taxable amount will be the fair market value of the financial assets (e.g., Shares) assessed at the end of the calendar year. The value of financial assets held abroad must be reported in Form RM of the annual return. You should consult your personal tax advisor for additional information on the foreign asset tax.
JAPAN
1.Exchange Control Information. If you acquire Shares valued at more than
¥100,000,000 in a single transaction, you must file a Securities Acquisition Report with the
Ministry of Finance through the Bank of Japan within 20 days of the purchase of the Shares. You should consult with your personal advisor(s) regarding any personal legal, regulatory or foreign exchange obligations you may have in connection with your participation in the 2011 Plan.
2.Foreign Asset/Account Reporting Information. You will be required to report details of any assets held outside Japan as of December 31st to the extent such assets have a total net fair market value exceeding ¥50,000,000. This report is due by March 15 each year.
You should consult with your personal advisor(s) regarding any personal foreign asset/foreign account tax obligations you may have in connection with your participation in the 2011 Plan.
Exhibit 10(i)
MEXICO
1.Commercial Relationship. You expressly recognize that your participation in the
2011 Plan and the Company's grant of the Options does not constitute an employment relationship between you and the Company. You have been granted the Options as a consequence of the commercial relationship between the Company and the Subsidiary in Mexico that employs you, and the Company's Subsidiary in Mexico is your sole employer. Based on the foregoing, (a) you expressly recognize the 2011 Plan and the benefits you may derive from your participation in the 2011 Plan do not establish any rights between you and the Company's
Subsidiary in Mexico that employs you, (b) the 2011 Plan and the benefits you may derive from your participation in the 2011 Plan are not part of the employment conditions and/or benefits provided by the Company's Subsidiary in Mexico that employs you, and (c) any modification or amendment of the 2011 Plan by the Company, or a termination of the 2011 Plan by the
Company, shall not constitute a change or impairment of the terms and conditions of your employment with the Company's Subsidiary in Mexico that employs you.
2.Securities Law Information. You expressly recognize and acknowledge that the
Company's grant of the Options and the underlying Shares under the 2011 Plan have not been registered with the National Register of Securities maintained by the Mexican National Banking and Securities Commission and cannot be offered or sold publicly in Mexico. In addition, the
2011 Plan, the Terms and Conditions and any other document relating to the Options may not be publicly distributed in Mexico. These materials are addressed to you only because of your existing relationship with the Company and these materials should not be reproduced or copied in any form. The offer contained in these materials does not constitute a public offering of securities but rather constitutes a private placement of securities addressed specifically to individuals who are present employees of the Employer in Mexico made in accordance with the provisions of the Mexican Securities Market Law, and any rights under such offering shall not be assigned or transferred.
3.Extraordinary Item of Compensation. You expressly recognize and acknowledge that your participation in the 2011 Plan is a result of the discretionary and unilateral decision of the Company, as well as your free and voluntary decision to participate in the 2011 Plan in accord with the terms and conditions of the 2011 Plan, the Terms and Conditions, and this
Addendum. As such, you acknowledge and agree that the Company may, in its sole discretion, amend and/or discontinue your participation in the 2011 Plan at any time and without any liability. The value of the Options is an extraordinary item of compensation outside the scope of your employment contract, if any. The Options are not part of your regular or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits, or any similar payments, which are the exclusive obligations of the Company's Subsidiary in Mexico that employs you.
Exhibit 10(i)
BY SIGNING BELOW, YOU ACKNOWLEDGE, UNDERSTAND AND AGREE TO THE PROVISIONS
OF THE 2011 PLAN, THE TERMS AND CONDITIONS AND THIS ADDENDUM.
PLEASE SIGN AND RETURN THIS ADDENDUM VIA EMAIL NO LATER THAN APRIL 30,
2026 TO STOCKPLANADMINISTRATION@STRYKER.COM.

Employee Signature	Employee Name (Printed)

Date
NETHERLANDS
1.Waiver of Termination Rights. As a condition to the grant of the Options, you hereby waive any and all rights to compensation or damages as a result of the termination of your employment with the Company and your Employer for any reason whatsoever, insofar as those rights result or may result from (a) the loss or diminution in value of such rights or entitlements under the 2011 Plan, or (b) you ceasing to have rights under or ceasing to be entitled to any awards under the 2011 Plan as a result of such termination.
NEW ZEALAND
1.WARNING. You are being offered Options in Stryker Corporation. If the Company runs into financial difficulties and is wound up, you may lose some or all your investment. New
Zealand law normally requires people who offer financial products to give information to investors before they invest. This requires those offering financial products to have disclosed information that is important for investors to make an informed decision. The usual rules do not apply to this offer because it is an offer made under the Employee Share Scheme exemption. As a result, you may not be given all the information usually required. You will also have fewer other legal protections for this investment. You should ask questions, read all documents carefully, and seek independent financial advice before accepting the offer. The Company's Shares are currently traded on the New York Stock Exchange under the ticker symbol "SYK" and Shares acquired under the 2011 Plan may be sold through this exchange. You may end up selling the
Shares at a price that is lower than the value of the Shares when you acquired them. The price will depend on the demand for the Company's Shares. The Company's most recent annual report
(which includes the Company's financial statements) is available at https://investors.stryker.com/
financial-information/annual-reports/default.aspx. You are entitled to receive a copy of this report, free of charge, upon written request to the Company at
STOCKPLANADMINISTRATION@STRYKER.COM.
POLAND
1.Exchange Control Information. If you maintain bank or brokerage accounts holding cash and foreign securities (including Shares) outside of Poland, you will be required to report information to the National Bank of Poland on transactions and balances in such accounts if the value of such cash and securities exceeds PLN 7 million. If required, such reports must be filed on special forms available on the website of the National Bank of Poland. Further, any transfer of funds in excess of a certain threshold (generally, €15,000) into or out of Poland
Exhibit 10(i)
must be effected through a bank account in Poland. Finally, you are required to store all documents connected with any foreign exchange transactions that you engage in for a period of five years, as measured from the end of the year in which such transaction occurred. You should consult with your personal advisor(s) regarding any personal legal, regulatory or foreign exchange obligations you may have in connection with your participation in the 2011 Plan.
PORTUGAL
No country specific provisions.
PUERTO RICO
No country specific provisions.
ROMANIA
1.Exchange Control Information. You are not required to seek special authorization from the National Bank of Romania in order to open or maintain a foreign bank account.
However, if you remit foreign currency into Romania (e.g., proceeds from the sale of Shares), you may be required to provide the Romanian bank through which the foreign currency is transferred with appropriate documentation. You should consult with your personal advisor(s)
regarding any personal legal, regulatory or foreign exchange obligations you may have in connection with your participation in the 2011 Plan.
SAUDI ARABIA
1.Securities Law Information. The Terms and Conditions and any other documents addressing the Options may not be distributed in the Kingdom of Saudi Arabia except to such persons as are permitted under the Rules on the Offer of Securities and Continuing Obligations
issued by the Capital Market Authority.  The Capital Market Authority does not make any representation as to the accuracy or completeness of this document, and expressly disclaims any liability whatsoever for any loss arising from, or incurred in reliance upon, any part of this document.  You should conduct your own due diligence on the accuracy of the information relating to the Options and the underlying Shares. If you do not understand the contents of this document, you should consult an authorized financial adviser.
SINGAPORE
1.Qualifying Person Exemption. The following provision shall replace Section 18 of the Terms and Conditions:
The grant of the Options under the 2011 Plan is being made pursuant to the "Qualifying Person"
exemption" under section 273(1)(f) of the Securities and Futures Act (Chapter 289, 2006 Ed.) ("SFA"). The
2011 Plan has not been lodged or registered as a prospectus with the Monetary Authority of Singapore.
You should note that, as a result, the Options are subject to section 257 of the SFA and you will not be able to make (a) any subsequent sale of the Shares in Singapore or (ii) any offer of such subsequent sale of the
Shares subject to the Options in Singapore, unless such sale or offer is made pursuant to the exemptions under Part XIII Division (1) Subdivision (4) (other than section 280) of the SFA (Chapter 289, 2006 Ed.).
Exhibit 10(i)
2.Director Reporting Notification. If you are a director, associate director or shadow director of a Singapore company, you are subject to certain notification requirements under the
Singapore Companies Act. Among these requirements is an obligation to notify the Singapore company in writing when you receive an interest (e.g., Options or Shares) in the Company or any related company. In addition, you must notify the Singapore company when you sell Shares
(including when you sell Shares acquired upon exercise of the Options). These notifications must be made within two business days of acquiring or disposing of any interest in the Company or any related company. In addition, a notification must be made of your interests in the
Company or any related company within two business days of becoming a director.
3.Insider Trading Notice. You acknowledge that you should be aware of the
Singapore insider-trading rules, which may impact your ability to acquire or dispose of Shares.
Under the Singapore insider-trading rules, you are prohibited from selling Shares when you are in possession of information concerning the Company which is not generally available and which you know or should know will have a material effect on the price of such Shares once such information is generally available.
SOUTH AFRICA
1.Withholding Taxes. In addition to the provisions of Section 7 of the Terms and
Conditions, you agree to notify your Employer in South Africa of the amount of any gain realized upon exercise of the Options. If you fail to advise your Employer of the gain realized upon exercise, you may be liable for a fine. You will be responsible for paying any difference between the actual tax liability and the amount withheld.
2.Exchange Control Obligations. You are solely responsible for complying with applicable exchange control regulations and rulings (the "Exchange Control Regulations") in
South Africa. As the Exchange Control Regulations change frequently and without notice, you should consult your legal advisor prior to the acquisition or sale of Shares under the 2011 Plan to ensure compliance with current Exchange Control Regulations. Neither the Company nor any
of its Subsidiaries will be liable for any fines or penalties resulting from your failure to comply with applicable laws. You should consult with your personal advisor(s) regarding any personal legal, regulatory or foreign exchange obligations you may have in connection with your participation in the 2011 Plan.
3.Securities Law Information and Deemed Acceptance of Options. Neither the
Options nor the underlying Shares shall be publicly offered or listed on any stock exchange in
South Africa. The offer is intended to be private pursuant to Section 96 of the Companies Act and is not subject to the supervision of any South African governmental authority. Pursuant to
Section 96 of the Companies Act, the Options offer must be finalized on or before the 60th day following the grant date. If you do not want to accept the Options, you are required to decline the Options no later than the 60th day following the grant date. If you do not reject the Options on or before the 60th day following the grant date, you will be deemed to accept the Options.
SOUTH KOREA
1.Exchange Control Information. Korean residents who sell Shares acquired under the 2011
Plan and/or receive cash dividends on the Shares may have to file a report with a Korean foreign exchange bank, provided the proceeds are in excess of USD5,000 (per transaction)
and deposited into a non-Korean bank account. A report may not be required if proceeds
Exhibit 10(i)
are deposited into a non-Korean brokerage account. It is your responsibility to ensure compliance with any applicable exchange control reporting obligations.  You should consult with your personal advisor(s) regarding any personal legal, regulatory or foreign exchange obligations you may have in connection with your participation in the 2011
Plan.
2.Foreign Asset/Account Reporting Information. Korean residents must declare all foreign financial accounts (e.g., non-Korean bank accounts, brokerage accounts) to the Korean tax authority and file a report with respect to such accounts in June of the following year if the monthly balance of such accounts exceeds KRW 500 million (or an equivalent amount in foreign currency) on any month-end date during a calendar year. You should consult with your personal advisor(s) regarding any personal foreign asset/foreign account tax obligations you may have in connection with your participation in the 2011 Plan.
SPAIN
1.Acknowledgement of Discretionary Nature of the 2011 Plan; No Vested Rights. In
accepting the Options, you acknowledge that you consent to participation in the 2011 Plan and have received a copy of the 2011 Plan. You understand that the Company has unilaterally, gratuitously and in its sole discretion granted Options under the 2011 Plan to individuals who may be employees of the Company or its Subsidiaries throughout the world. The decision is a limited decision that is entered into upon the express assumption and condition that any grant will not economically or otherwise bind the Company or any of its Subsidiaries on an ongoing basis. Consequently, you understand that the Options are granted on the assumption and condition that the Options and the Shares acquired upon exercise of the Options shall not become a part of any employment contract (either with the Company or any of its Subsidiaries)
and shall not be considered a mandatory benefit, salary for any purposes (including severance compensation) or any other right whatsoever. In addition, you understand that this grant would not be made to you but for the assumptions and conditions referenced above. Thus, you acknowledge and freely accept that should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, the Options shall be null and void.  You understand and agree that, as a condition of the grant of the Options, any unvested Options as of the date you cease active employment and any vested portion of the Options not exercised within the post- termination exercise period set out in the Terms and Conditions will be forfeited without entitlement to the underlying Shares or to any amount of indemnification in the event of the termination of employment by reason of, but not limited to, (i) material modification of the terms of employment under Article 41 of the Workers' Statute or (ii)
relocation under Article 40 of the Workers' Statute. You acknowledge that you have read and specifically accept the conditions referred to in the Terms and Conditions regarding the impact of a termination of employment on your Options.
2.Exchange Control Information. If you hold 10% or more of the Share capital of the
Company or such other amount that would entitle you to join the Company's board of directors, the acquisition, ownership and disposition of such Shares must be declared for statistical purposes to the Spanish Dirección General de Comercio e Inversiones (the Bureau for Commerce
and Investments), which is a department of the Ministry of Economy and Competitiveness. The
declaration (via Form 6) must be made in January for Shares acquired or disposed of during the prior calendar year and/or for Shares owned as of December 31 of the prior calendar year;
provided, if the value of the Shares acquired or sold exceeds €1,502,530, the declaration must be filed within one month of the acquisition or disposition of the Shares, as applicable.
Exhibit 10(i)
You should consult with your personal advisor(s) regarding any personal legal, regulatory or foreign exchange obligations you may have in connection with your participation in the 2011
Plan.
3.Foreign Asset/Account Reporting Information. To the extent you hold rights or assets (e.g., cash or the Shares held in a bank or brokerage account) outside of Spain with a value in excess of €50,000 per type of right or asset as of December 31 each year (or at any time during the year in which you sell or dispose of such right or asset), you are required to report information on such rights and assets on your tax return for such year. After such rights or assets are initially reported, the reporting obligation will only apply for subsequent years if the value of any previously-reported rights or assets increases by more than €20,000 per type of right or asset as of each subsequent December 31, or if you sell Shares or cancel bank accounts that were previously reported. Failure to comply with this reporting requirement may result in penalties to the Spanish residents. In addition, you may be required to electronically declare to the Bank of Spain any foreign accounts (including brokerage accounts held abroad), any foreign instruments (including Shares acquired under the 2011 Plan), and any transactions with non-
Spanish residents (including any payments of Shares made pursuant to the 2011 Plan), depending on the balances in such accounts together with the value of such instruments as of
December 31 of the relevant year, or the volume of transactions with non-Spanish residents during the relevant year. You should consult with your personal advisor(s) regarding any personal foreign asset/foreign account tax obligations you may have in connection with your participation in the 2011 Plan.
BY SIGNING BELOW, YOU ACKNOWLEDGE, UNDERSTAND AND AGREE TO THE
PROVISIONS OF THE 2011 PLAN, THE TERMS AND CONDITIONS AND THIS ADDENDUM.
PLEASE SIGN AND RETURN THIS ADDENDUM VIA EMAIL NO LATER THAN APRIL 30, 2026
TO STOCKPLANADMINISTRATION@STRYKER.COM.

Employee Signature	Employee Name (Printed)

Date
SWEDEN
1.Exercise by Cash Payment Only. Notwithstanding anything in Section 4 of the
Terms and Conditions to the contrary, if you are a local national of Sweden, you may exercise the Options only by means of a cash payment or such other methods as may be permitted under the 2011 Plan and allowed under local law.
2.Withholding of Tax-Related Items. Notwithstanding anything in the Terms and
Conditions to the contrary, if you are a local national of Sweden, any Tax-Related Items shall be withheld only in cash from your regular salary/wages or other amounts payable to you in cash, or such other withholding methods as may be permitted under the 2011 Plan and allowed under local law. Additionally, the Company and/or the Employer may withhold Tax-Related
Items from salary in an amount up to the statutory maximum withholding limitations, however,
Exhibit 10(i)
the Company and/or your Employer will not withhold amounts in excess of your statutory maximum withholding limitations.
SWITZERLAND
1.Securities Law Information. Neither this document nor any other materials relating to the Options (a) constitutes a prospectus according to articles 35 et seq. of the Swiss
Federal Act on Financial Services ("FinSA") (b) may be publicly distributed or otherwise made publicly available in Switzerland to any person other than an employee of the Company or (c)
has been or will be filed with, approved or supervised by any Swiss reviewing body according to article 51 FinSA or any Swiss regulatory authority, including the Swiss Financial Market
Supervisory Authority ("FINMA").
TAIWAN
1.Securities Law Notice. The offer of participation in the 2011 Plan is available only for employees of the Company and its Subsidiaries. The offer of participation in the 2011 Plan is not a public offer of securities by a Taiwanese company.
2.Exchange Control Information. You may acquire and remit foreign currency
(including proceeds from the sale of Shares acquired under the 2011 Plan) into Taiwan up to
USD10,000,000 per year without justification. If the transaction amount is TWD$500,000 or more in a single transaction, you must submit a Foreign Exchange Transaction Form and also provide supporting documentation to the satisfaction of the remitting bank. You should consult with your personal advisor(s) regarding any personal legal, regulatory or foreign exchange obligations you may have in connection with your participation in the 2011 Plan.
TÜRKIYE
1.Securities Law Information. Under Turkish law, you are not permitted to sell any
Shares acquired under the 2011 Plan within Turkey. The Shares are currently traded on the
New York Stock Exchange, which is located outside of Turkey, under the ticker symbol "SYK"
and the Shares may be sold through this exchange.
2.Financial Intermediary Obligation. You acknowledge that any activity related to investments in foreign securities (e.g., the sale of Shares) should be conducted through a bank or financial intermediary institution licensed by the Turkey Capital Markets Board and should be reported to the Turkish Capital Markets Board. You solely are responsible for complying with this requirement and should consult with a personal legal advisor for further information regarding any obligations in this respect.
UNITED ARAB EMIRATES
1.Securities Law Information. The offer of the Options is available only for select
Employees of the Company and its Subsidiaries and is in the nature of providing incentives in the United Arab Emirates. The 2011 Plan and the Terms and Conditions are intended for distribution only to such individuals and must not be delivered to, or relied on by any other person. Prospective purchasers of securities should conduct their own due diligence.
Exhibit 10(i)
The Emirates Securities and Commodities Authority has no responsibility for reviewing or verifying any documents in connection with this statement, including the 2011 Plan and the Terms and Conditions, or any other incidental communication materials distributed in connection with the Options. Further, neither the Ministry of Economy nor the Dubai Department of Economic Development has approved this statement nor taken steps to verify the information set out in it, and has no responsibility for it. Residents of the
United Arab Emirates who have any questions regarding the contents of the 2011 Plan and the Terms and
Conditions should obtain independent advice.
UNITED KINGDOM
1.No Exercise by Using Existing Shares. Notwithstanding anything in Section 4 of the Terms and Conditions to the contrary, if you are resident in the United Kingdom, you shall not be permitted to use existing Shares for exercising the Options and paying the Exercise Price.
2.Income Tax and Social Insurance Contribution Withholding. The following provision shall supplement Section 7 of the Terms and Conditions:
Without limitation to Section 7 of the Terms and Conditions, you agree that you are liable for all Tax-
Related Items and hereby covenant to pay all such Tax-Related Items, as and when requested by the
Company, your Employer or by HM Revenue and Customs ("HMRC") (or any other tax authority or any other relevant authority). You also agree to indemnify and keep indemnified the Company and your
Employer against any Tax-Related Items that they are required to pay or withhold or have paid or will pay to HMRC on your behalf (or any other tax authority or any other relevant authority).
3.Exclusion of Claim. You acknowledge and agree that you will have no entitlement to compensation or damages in consequence of the termination of your employment with the
Company and the Subsidiary that employs you for any reason whatsoever and whether or not in breach of contract, insofar as any purported claim to such entitlement arises or may arise from your ceasing to have rights under or to be entitled to exercise the Options as a result of such termination of employment (whether the termination is in breach of contract or otherwise), or from the loss or diminution in value of the Options. Upon the grant of the Options, you shall be deemed irrevocably to have waived any such entitlement.
****************************
Exhibit 10(i)
EXHIBIT A
ESS OFFER DOCUMENT
STRYKER CORPORATION
2011 LONG-TERM INCENTIVE PLAN, AS AMENDED
OFFER OF NONSTATUORY STOCK OPTIONS
TO AUSTRALIAN RESIDENTS
DATED:  February 4, 2026
INVESTMENT IN SHARES INVOLVES A DEGREE OF RISK.  EMPLOYEES WHO PARTICIPATE IN
THE PLAN SHOULD MONITOR THEIR PARTICIPATION AND CONSIDER ALL RISK FACTORS
RELEVANT TO THE ACQUISITION OF COMMON STOCK UNDER THE PLAN AS SET OUT IN
THIS ESS OFFER DOCUMENT AND THE ADDITIONAL DOCUMENTS.  THE INFORMATION
CONTAINED IN THIS ESS OFFER DOCUMENT AND THE ADDITIONAL DOCUMENTS IS
GENERAL ADVICE ONLY. EMPLOYEES SHOULD CONSIDER SEEKING ADVICE FROM AN
INDEPENDENT PERSON LICENSED BY THE AUSTRALIAN SECURITIES AND INVESTMENTS
COMMISSION TO GIVE ADVICE REGARDING PARTICIPATION IN THE PLAN.
Exhibit 10(i)
OFFER TO AUSTRALIAN RESIDENT EMPLOYEES
STRYKER CORPORATION
2011 LONG-TERM INCENTIVE PLAN, AS AMENDED
To Eligible Participants:
This ESS Offer Document sets out information regarding the grant of Nonstatutory Stock Options
("Options") by Stryker Corporation (the "Company") under the Stryker Corporation 2011 Long-
Term Incentive Plan, as amended (the "Plan") to Australian resident employees of the Company and its subsidiaries and affiliates ("Eligible Participants").
The Company has adopted the Plan to advance the interests of the Company and its subsidiaries and affiliates (the "Group") by providing certain Eligible Participants a larger personal and financial interest in the success of the Company and to enable the Company to compete effectively with others for the services of new employees and directors as may be needed for the continued
improvement of the enterprise. This ESS Offer Document specifically addresses the grant of
Options.
Terms defined in the Plan have the same meaning in this ESS Offer Document.
1.OFFER OF OPTIONS
This is an offer made by the Company under the Plan to Eligible Participants of Options to acquire shares in the Company’s common stock ("Shares") under the Plan.
Options are granted with an exercise price equal to the fair market value of the underlying
Shares on the date of grant and represent a right to purchase Shares in the future, subject to satisfaction of vesting requirements and the payment of the exercise price.
2.TERMS OF GRANT
The terms of the grant of Options incorporate the Plan, the CEO Award Letter and the
Terms and Conditions Relating to Nonstatutory Stock Options Granted Pursuant to the
2011 Long-Term Incentive Plan” (together the "Terms and Conditions").  The rules of the
Plan are incorporated into the Terms and Conditions and this ESS Offer Document by reference.  By accepting the grant of Options, you agree to be bound by the rules of this ESS
Offer Document, the Plan and the Terms and Conditions.
This offer is being made under Division 1A of Part 7.12 of the Corporations Act 2001 (Cth)
(the “Act”).  For purposes of that Division, the Terms and Conditions are to be regarded as a part of this ESS Offer Document.
Exhibit 10(i)
3.ADDITIONAL DOCUMENTS
In addition to the information set out in this ESS Offer Document, attached are copies of the following documents (as are appropriate with respect to your Option(s)) (collectively, the
"Additional Documents"):
(a)the Plan;
(b)the U.S. Plan Prospectus, dated 7 February 2018
(c)the Terms and Conditions Relating to Nonstatutory Stock Options Granted Pursuant
to the Plan;
(d)the Australian tax supplement to the U.S. Plan prospectus entitled “Stryker
Corporation Nonstatutory Stock Options Summary of Employee Tax Obligations”;
(e)CEO Award Letter; and
(f)the Stryker Corporation "Your Stock Option Program" brochure.
Please note that the U.S. Plan prospectus is not a prospectus for the purposes of the
Corporations Act 2001 and has not been modified for Australia.
The Additional Documents provide further information necessary to make an informed investment decision in relation to your participation in the Plan.
4.RELIANCE ON STATEMENTS
You should not rely upon any oral statements made to you in relation to this offer.  You should only rely upon the statements contained in this ESS Offer Document and the
Additional Documents when considering your participation in the Plan.
5.WHO IS ELIGIBLE TO PARTICIPATE?
You are eligible to participate under the Plan if, at the time of the offer, you are an
Australian resident employee or director of the Company or an Australian subsidiary and meet the eligibility requirements established under the Plan.
Exhibit 10(i)
The Committee is authorized to determine the eligible employees to whom, and the time or times at which, Options will be granted, the number of Shares subject to an Option, the exercise price of the Options, the time or times within which Options will be subject to forfeiture, the time or times at which the restrictions will terminate and all other terms and conditions of the grants. You will be required to pay an exercise price to acquire Shares pursuant to an Option (as described below).
STOCK OPTIONS
6.WHAT IS A NON-QUALIFIED STOCK OPTION?
An Option granted pursuant to the Plan gives the Eligible Participant the right, but not the obligation, to purchase a specified number of Shares at an exercise price fixed at the date of the grant.
7.WHEN CAN I EXERCISE MY OPTIONS?
Subject to the limitations specified in the Plan, the CEO Award Letter will set out when the
Options become vested and may be exercised and when they will lapse.
8.WHAT IS THE EXERCISE PRICE OF THE OPTIONS?
The exercise price (i.e., the price you must pay to acquire Shares on the exercise of an
Option) ("Exercise Price") is determined by the Committee, as set out in the Plan. The
Exercise Price will be no less than 100% of the Fair Market Value of a Share on the grant date of the Option.
GENERAL INFORMATION
9.WHAT IS A SHARE OF THE COMPANY?
Shares of common stock in a U.S. corporation are analogous to ordinary shares of an
Australian corporation.  Each holder of Shares is entitled to one vote for every Share held in the Company.
Dividends may be paid on the Shares out of any funds of the Company legally available for dividends at the discretion of the Board of Directors of the Company.
The issued capital of the Company is currently comprised only of shares of common stock.
The Company's Shares are listed and may be traded on the New York Stock Exchange.
Shares are not liable to any further calls for payment of capital or for other assessment by the
Company and have no sinking fund provisions, pre-emptive rights, conversion rights or redemption provisions.
10.HOW CAN I OBTAIN THE CURRENT SHARE PRICE IN AUSTRALIAN DOLLARS?
You may ascertain the current market price of the Shares as traded on the NYSE at https://
www.nyse.com/index under the ticker symbol “SYK.”  The Australian dollar equivalent of
Exhibit 10(i)
that price can be obtained at: http://www.rba.gov.au/statistics/frequency/exchange-
rates.html.
11.WHAT ADDITIONAL RISK FACTORS APPLY TO AUSTRALIAN RESIDENTS’
PARTICIPATION IN THE PLAN?
Participants should consider the risk factors relevant to investment in securities generally and, in particular, to the acquisition and holding of Shares.  You should be aware that in addition to fluctuations in value caused by the fortunes of the Company, the Australian dollar value of your Shares will be affected by the U.S.$/A$ exchange rate.  Participation in the Plan involves certain risks related to fluctuations in this rate of exchange.
There is no guarantee that the price of the Shares will increase.  Factors which may affect the price of the Shares include fluctuations in the domestic and international market for listed stocks, general economic conditions, including interest rates, inflation rates, legislation or regulation, the nature of the markets in which the Company operates and general operational and business risks.
12.PLAN MODIFICATION, TERMINATION, ETC.
Pursuant to Article 3 of the Plan, the Plan will be administered by the Compensation
Committee.  The Compensation Committee, from time to time, may alter, amend, modify or suspend the Plan at any time and from time to time.
13.WHAT ARE THE AUSTRALIAN TAXATION CONSEQUENCES OF PARTICIPATION IN THE
PLAN?
Please see the Additional Document entitled “Stryker Corporation Nonstatutory Stock
Option Summary of Employee Tax Obligations” for information regarding the Australian tax treatment of your award.
14.STATUTORY TERMS AND CONDITIONS
As noted above, this offer is being made under Division 1A of Part 7.12 of the Act.  To comply with that Division, the following terms are included:

A.Application Period
This offer remains open until the date specified in your Terms and Conditions
Relating to Nonstatutory Stock Options Granted Pursuant to the Plan (the
“Application Period”).  You may accept this offer at any time up until then.

B.Acquisition of Options
You cannot acquire any Options until at least 14 days after receiving this ESS Offer Document.
CTerms Relating to Disclosure
Exhibit 10(i)

This offer is also subject to the following terms relating to disclosure:
(a)this ESS Offer Document and the terms of the offer:
(i)must not include a misleading or deceptive statement; and
(ii)must not omit any information that would result in this document or terms of the offer being misleading or deceptive;
(b)the Company must provide you with an updated ESS Offer Document as soon as practicable after becoming aware that the document that was provided has become out of date, or is otherwise not correct, in a material respect;
(c)each person mentioned in items 2, 3 and 4 of the table below must notify, in writing, the Company as soon as practicable if, during the Application Period, the person becomes aware that:
(i)a material statement in the documents mentioned in paragraph (a) is misleading or deceptive; or
(ii)information was omitted from any of those documents that has resulted in one or more of those documents being misleading or deceptive; or
(iii)a new circumstance has arisen during the Application Period which means the ESS Offer Document is out of date, or otherwise not correct, in a material respect; and
(d)if you suffer loss or damage because of a contravention of a term of the offer covered by paragraph (a), (b) or (c) above, you can recover the amount of loss or damage in accordance with the table below.
For the purposes of paragraph (d) above, an ESS participant must be able to recover loss or damage in accordance with the following table:

Item	You may recover loss or damage suffered as a result of a contravention of	from these people...
1	a term of the offer covered by any of the following paragraphs: •paragraph (a) (misleading or deceptive statements and omissions); •paragraph (b) (out of date ESS Offer Document)	the Company
2	a term of the offer covered by any of the following paragraphs: •paragraph (a) (misleading or deceptive statements and omissions); •paragraph (b) (outdated ESS Offer Document)	each director of the Company
Exhibit 10(i)

3	a term of the offer covered by any of the following paragraphs: •paragraph (a) (misleading or deceptive statements and omissions); •paragraph (b) (out of date ESS Offer Document)	a person named, with their consent, in an ESS Offer Document or the terms of the offer as a proposed director of the Company
4	a term of the offer covered by paragraph (a) (misleading or deceptive statements and omissions)
a person named, with their
consent, in the ESS Offer
Document or the terms of the
offer as having made:
•the misleading or deceptive
statement; or
•a statement on which the
misleading or deceptive
statement is based

5	a term of the offer covered by paragraph (c) (failure to notify the Company of misleading or deceptive statement and omissions or new circumstances)	the person mentioned in item 2, 3 or 4 of this table who failed to notify the Company in accordance with the term covered by paragraph (c)
DExclusions from Liability
A person mentioned in the table in section C above is not liable for any loss or damage suffered by you because of a contravention of a term of the offer covered by paragraph (a) or (b) of section C above if:
(a)the person:
(i)made all inquiries (if any) that were reasonable in the circumstances; and
(ii)after doing so, believed on reasonable grounds that the statement was not misleading or deceptive; or
(b)the person did not know that the statement was misleading or deceptive; or
(c)the person placed reasonable reliance on information given to the person by:
(i)if the person is a body corporate or a responsible entity of a registered scheme - someone other than a director, employee or agent of the body corporate or responsible entity; or
(ii)if the person is an individual—someone other than an employee or agent of the individual; or
(d)for a person mentioned in column 2 of item 3 or 4 of the table in section C above - the person proves that they publicly withdrew their consent to being named in the document in that way; or
(e)the contravention arose because of a new circumstance that has arisen since the ESS Offer Document was prepared and the person proves that they were not aware of the matter.

17.WHAT ARE THE U.S. TAXATION CONSEQUENCES OF PARTICIPATION IN THE PLAN?
Participants will not be subject to U.S. tax consequences by reason only of the acquisition of
Shares and/or the sale of Shares.  However, liability to U.S. taxes may accrue if the Eligible
Participants are otherwise subject to U.S. taxes.
Again, the above is an indication only of the likely U.S. tax consequences for Eligible
Participants who accept Options granted under the Plan.  Employees should seek advice as to the U.S. taxation consequences of participation from their personal tax advisers.
*          *          *          *          *
We urge you to carefully review the information contained in this ESS Offer Document and the
Additional Documents.
STRYKER CORPORATION
Exhibit 10(i)
EXHIBIT B
STRYKER CORPORATION
2011 LONG-TERM INCENTIVE PLAN, AS AMENDED AND RESTATED
EMPLOYER INFORMATION STATEMENT – DENMARK
STOCK OPTION GRANT
Pursuant to section 3(1) of the Danish Act on the Use of Rights to Purchase or Subscribe for Shares
etc. in Employment Relationships (the "Stock Option Act"), Stryker Corporation (the “Company”)
is providing you with the following information regarding the Company’s stock option (“Option”)
grant in a separate written statement. This statement contains only the information mentioned in the Stock Option Act; the other terms and conditions of your Option grant are described in detail in the Stryker Corporation 2011 Long-Term Incentive Plan, as Amended and Restated  (the "2011
Plan"), the Terms and Conditions Related to Nonstatutory Stock Options Granted Pursuant to the
2011 Long-Term Incentive Plan (the “Option Agreement”) and the CEO Award Letter for the
Option grant, all of which have been provided to you.
IMPORTANT NOTE: The Stock Option Act only applies to Options granted under the 2011 Plan to employees of the Company and its Subsidiaries, and does not apply to individuals, including managers, who are not regarded as "employees" as defined under the Stock Option Act. If you are not an employee of the Company or one of its Subsidiaries within the meaning of the Stock Option
Act, this Employer Information Statement shall not apply to you, you may not rely upon any of the information contained herein and the provisions described herein shall be void and ineffective.
1.Date of Grant
The Grant Date of the Option is the date that the Compensation and Human Capital
Committee of the Board of Directors (the “Committee”) approved a grant for you and determined it would be effective.
2.Terms and Conditions of the Grant
The grant of the Option is made at the sole discretion of the Committee.  In its assessment, the Committee has considered a number of factors in granting the Options to you, including
(but not limited to) the Company’s latest annual results, your personal performance and your value for the future growth, development and operation of the Company.
Notwithstanding your personal performance and the development of the Company, the
Company may decide, in its sole discretion, not to grant an Option to you in the future.
Under the terms of the Plan and the Agreement, you have no entitlement or claim to receive future Option grants.
3.Vesting Dates and Exercise Period
Your Option shall vest over a period of time (“vesting period”), provided you remain employed by or in the service of the Company or a Subsidiary and any performance or other vesting conditions set forth in the Plan and the Agreements are satisfied, unless the
Exhibit 10(i)
Option is vested or terminated earlier for the reasons set forth in the Plan and the
Agreements and subject to Section 5 of this statement.
4.Exercise Price
During the Option exercise period, your Option can be exercised to purchase shares of the
Company’s common stock at a price corresponding to the fair market value of the stock at the time of grant, as determined by the Company.
5.Your Rights upon Termination
The treatment of your Option awards upon termination of your employment will be determined in accordance with the following unless the terms contained in the Agreement and in the 2011 Plan are more favorable to you.
Your Option will survive and will not be forfeited if your employment is terminated by your employer for any reason other than your breach of contract (as determined under Danish law) or summary dismissal. This means that you may be entitled to continue to vest in the
Option award as if you were still an employee in accordance with your Agreement and the
2011 Plan. Also, you may be entitled to receive an additional Option grant, proportionate to the length of your employment in the accounting year in which your employment is terminated, to which you would have been entitled according to agreement or custom had you still been employed at the end of the accounting year. This provision will not apply if the termination is due to your breach of your employment contract or in case of your justified summary dismissal, in which case the Option will lapse to the extent the Option has not vested on the effective date of termination of your employment. Such lapse will take place automatically without notice on the effective date of termination of your employment.
If you terminate your employment due to your employer's material breach (as determined under Danish law), or if your employment terminates because you reach the age of retirement for employees of your employer or because you are entitled to receive old-age pension from the Danish state or your employer, the Option award shall continue on unchanged terms as if you had still been employed. Also, you may be entitled to receive an additional Option grant, proportionate to the length of your employment in the accounting year in which your employment is terminated, to which you would have been entitled according to agreement or custom had you still been employed at the end of the accounting year or at the date of grant.
If you terminate your employment for other reasons,  your Option award will be forfeited as per the effective date of termination of your employment unless otherwise set out in the terms of the Agreement. In addition, you will be ineligible to receive any additional Option grants after your resignation.
6.Financial Aspects of Participating in the 2011 Plan
Exhibit 10(i)
The Option grant has no immediate financial consequences for you. The value of the Option award will not be taken into account when calculating holiday allowances, pension contributions or other statutory consideration calculated on the basis of salary. The tax treatment of the Option award depends on a number of aspects and thus, you are encouraged to seek particular advice regarding your tax position.
Shares of stock are financial instruments and investing in stock will always have financial risk. The possibility of profit at the time of vesting will not only be dependent on the
Company’s financial development, but inter alia also on the general development of the stock market. In addition, before or after you vest in your Option award, the shares of
Company stock could decrease in value even below the price of such stock on the Date of
Grant.
7.Other Issues
Apart from Clause 5 in this Statement (regarding your rights upon termination of employment), this Statement does not intend to alter any provisions of the 2011 Plan or the
Agreement (or any related document), and the 2011 Plan and the Agreement (and any related document) shall prevail in case of any ambiguities. However, your mandatory rights under the Stock Option Act shall prevail in case of any ambiguities.
****
Plan Administrator
Stryker Corporation
Portage, Michigan USA
Exhibit 10(i)
STRYKER CORPORATION
2011 LONG-TERM INCENTIVE PLAN, SOM REVIDERET OG GENFREMSAT
ARBEJDSGIVERERKLÆRING – DANMARK
TILDELING AF AKTIEOPTIONER
I henhold til § 3, stk. 1, i lov om brug af køberet eller tegningsret til aktier m.v. i ansættelsesforhold
("Aktieoptionsloven") giver Stryker Corporation ("Selskabet") dig hermed i en særskilt skriftlig erklæring følgende oplysninger om Selskabets tildeling af aktieoptioner ("Optioner"). Denne erklæring indeholder kun de oplysninger, der er nævnt i Aktieoptionsloven. De øvrige vilkår og betingelser for din Optionstildeling er nærmere beskrevet i Selskabets 2011 Long-Term Incentive
Plan, som revideret og genfremsat  ("2011-Planen"), Terms and Conditions Related to Nonstatutory
Stock Options Granted Pursuant to the 2011 Long-Term Incentive Plan ("Optionsaftalen"), og CEO-
tildelingsbrevene vedrørende henholdsvis Optionstildelingen, hvilke dokumenter alle er blevet udleveret til dig.
VIGTIGT: Aktieoptionsloven gælder kun for Optioner, der i henhold til 2011-Planen er tildelt til
lønmodtagere i Selskabet og dets Datterselskaber, og gælder ikke for personer, herunder ledere, der ikke anses for at være "lønmodtagere" som defineret i Aktieoptionsloven. Hvis du ikke er
lønmodtager i Selskabet eller i et af dets Datterselskaber i Aktieoptionslovens forstand, gælder denne Arbejdsgivererklæring ikke for dig, hvorfor du ikke vil kunne henholde dig til nogen af oplysningerne heri, og de heri anførte bestemmelser vil ikke have virkning.
1.Tidspunkt for tildeling
Tidspunktet for Optionstildelingen er den dato, hvor det af Bestyrelsen nedsatte Udvalg for
Vederlag og Menneskelig Kapital ("Udvalget") godkendte tildelingen til dig og besluttede, at den skulle træde i kraft.
2.Kriterier og betingelser for tildeling
Optionstildelingen sker alene efter Udvalgets eget skøn.  Udvalget har i sin vurdering inddraget en række faktorer i forbindelse med Optionstildelingen til dig, herunder (men ikke begrænset til) Selskabets seneste årsresultat, din personlige performance og din betydning for Selskabets fremtidige vækst, udvikling og drift.  Uanset din personlige performance og Selskabets udvikling kan Selskabet frit vælge ikke at tildele dig Optioner fremover.  I henhold til bestemmelserne i Planen og Aftalen har du ikke nogen ret til eller noget krav på fremover at modtage Options tildelinger.
3.Modningstidspunkter og udnyttelsesperiode
Din Option modnes over en periode ("modningsperioden"), forudsat at du fortsat er ansat i eller arbejder for Selskabet eller et Datterselskab, og forudsat at alle de i Planen og
Aftalerne beskrevne performance- og modningsbetingelser er opfyldt, medmindre
Optionen modnes eller bortfalder på et tidligere tidspunkt som følge af de i Planen og
Aftalerne anførte årsager og med forbehold for pkt. 5 i denne erklæring.
4.Udnyttelseskurs
Exhibit 10(i)
I udnyttelsesperioden for Optioner kan din Option udnyttes til køb af ordinære aktier i
Selskabet til en kurs svarende til aktiernes markedsværdi på tildelingstidspunktet som fastsat af Selskabet.
5.Din retsstilling i forbindelse med fratræden
I forbindelse med din fratræden vil dine Optionstildelinger blive behandlet som følger, medmindre vilkårene i Aftalen og i 2011-Planen er mere fordelagtige for dig.
Din Option bortfalder ikke, hvis din fratræden skyldes opsigelse fra din arbejdsgivers side, medmindre der er tale om misligholdelse fra din side (som defineret i dansk ret) eller bortvisning. Dette betyder, at du måske vil være berettiget til, at din Option fortsat modnes
i overensstemmelse med din Aftale og 2011-Planen, som om du stadig var ansat. Endvidere vil du måske være berettiget til at modtage en yderligere Optionstildeling, som beregnes forholdsmæssigt i forhold til, hvor længe du er ansat i det regnskabsår, hvori du fratræder, og som du ville have været berettiget til i henhold til aftale eller sædvane, såfremt du stadig havde været ansat ved udgangen af regnskabsåret. Denne bestemmelse gælder ikke,
såfremt din fratræden skyldes opsigelse på grund af din misligholdelse af ansættelseskontrakten eller berettiget bortvisning, i hvilket tilfælde Optionen bortfalder, i det omfang de ikke er modnet ved ansættelsesforholdets ophør. Bortfaldet sker automatisk uden varsel ved ansættelsesforholdets ophør.
Hvis du fratræder din stilling som følge af væsentlig misligholdelse fra din arbejdsgivers side (som defineret i dansk ret), eller hvis du fratræder, fordi du når pensionsalderen for
lønmodtagere hos din arbejdsgiver, eller fordi du har ret til at modtage alderspension fra den danske stat eller din arbejdsgiver, vil din Optionstildeling fortsætte på uændrede vilkår, som om du stadig var ansat.  Endvidere vil du måske være berettiget til at modtage en yderligere Optionstildeling, som beregnes forholdsmæssigt i forhold til, hvor længe du er ansat i det regnskabsår, hvori du fratræder, og som du ville have været berettiget til i henhold til aftale eller sædvane, såfremt du stadig havde været ansat ved udgangen af regnskabsåret eller på tildelingstidspunktet.
Hvis du fratræder din stilling af andre årsager, vil din Optionstildeling bortfalde ved ansættelsesforholdets ophør, medmindre andet fremgår af Aftalen. Endvidere vil du ikke
være berettiget til at få tildelt yderligere Optioner efter din fratræden.
6.Økonomiske aspekter ved at deltage i 2011-Planen
Optionstildelingen har ingen umiddelbare økonomiske konsekvenser for dig. Værdien af
Optionstildelingen indgår ikke i beregningen af feriepenge, pensionsbidrag eller andre lovpligtige, vederlagsafhængige ydelser. Den skattemæssige behandling af
Optionstildelingen afhænger af flere forhold, og du opfordres derfor til at søge særskilt
rådgivning vedrørende din skattemæssige situation.
Aktier er finansielle instrumenter, og investering i aktier vil altid være forbundet med en
økonomisk risiko. Muligheden for en gevinst på modningstidspunktet afhænger ikke alene af Selskabets økonomiske udvikling, men også af bl.a. den generelle udvikling på
Exhibit 10(i)
aktiemarkedet. Derudover kan værdien af Selskabets aktier både før og efter modningen af din Optionstildeling falde til en værdi, der måske endda ligger under kursen på
tildelingstidspunktet.
7.Øvrige oplysninger
Med undtagelse af pkt. 5 i denne erklæring (vedrørende din retsstilling i forbindelse med fratræden) har denne erklæring ikke til formål at ændre nogen af bestemmelserne i 2011-
Planen eller Aftalen (eller i tilhørende dokumenter), og 2011-Planen og Aftalen (og eventuelle tilhørende dokumenter) har forrang i tilfælde af uoverensstemmelser. Dine ufravigelige rettigheder i henhold til Aktieoptionsloven har dog forrang i tilfælde af uklarhed.
****
Planadministrator
Stryker Corporation
Portage, Michigan USA